Exhibit 4.3

                                                        SUBSCRIPTION NUMBER 731S



                               SUMMUS, INC. (USA)
                             SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "Agreement") by and between Summus, Inc. (USA), a corporation organized and existing under the laws of the State of Florida (the "Company"), and the undersigned subscriber, ___________, for shares of preferred stock, no par value per share, of the Company (the "Preferred Stock").

                               W I T N E S S E T H

    WHEREAS, the Company has offered the Subscriber an opportunity to purchase shares of the Company's Series D Convertible Preferred Stock (the "Shares") pursuant to a private offering (the "Offering"); and

     WHEREAS, the Subscriber desires to purchase the Shares being offered on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1. The Subscriber hereby subscribes and agrees to purchase, subject to the terms and conditions of this Agreement, the number of Shares set forth immediately before the signature page hereof at a purchase price of $1,000 per Share. This Agreement represents an irrevocable offer by the Subscriber to subscribe for such number of Shares, except as expressly provided herein. This Agreement, subject to the terms hereof, shall become a contract for the sale of said Shares upon the acceptance thereof by the Company.

     2. The Company reserves the unrestricted right to accept or reject this subscription, in whole or in part, and to withdraw this offer at any time. The subscription will not become effective unless and until accepted by the Company.

     3. This subscription is accompanied by the undersigned's certified or official bank check or wire transfer of immediately available funds in the dollar amount set forth on page 5 hereof.

     4. If this subscription is not accepted by the Company, the Company shall promptly return the undersigned's payment.

     5. The Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase Shares. The Subscriber hereby agrees to advise the Company if any of Subscriber's representations in this Section 5 materially change prior to completion of this subscription.

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         (a) The Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws on the grounds that the issuance of the shares to Subscriber is exempt from registration. The Subscriber further acknowledges that reliance on such exemption is, in part, based upon the representations, warranties and covenants of Subscriber contained herein.

         (b) The Subscriber is acquiring the Shares for the Subscriber's own account as principal for the Subscriber's investment and not with a view to or for resale in connection with any distribution thereof.

         (c) The Subscriber is an ENTITY ORGANIZED IN THE STATE OF _______ and will be the beneficial owner of the Shares standing in his/her name.

         (d) The Subscriber has been furnished and has carefully reviewed information about the Company to allow him to make an informed investment decision prior to purchasing the Shares and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the business plans of the Company, its present financial condition and the terms and conditions of the Offering and to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained therein or information that has been otherwise provided by the Company.

         (e) The Subscriber acknowledges and is aware that (i) the Shares have not been approved or disapproved by the Securities and Exchange Commission or by any state securities commission, (ii) the Shares are a speculative investment which involve material risk of loss of the Subscriber's entire investment, and
(iii) there are substantial restrictions on the transferability of the Shares.

         (f) The Subscriber fully understands and agrees that the Subscriber must bear the economic risk of investment in the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under any applicable state securities laws and, therefore, cannot be sold, pledged, assigned, transferred or otherwise disposed of unless they are subsequently registered under applicable securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell, pledge, assign, transfer or otherwise dispose of Shares in the absence of an effective registration statement for such Shares or an opinion of counsel satisfactory to the Company that an exemption from any applicable registration requirements is available. The Subscriber further understands that, other than the Registration Rights Agreement between the Company and Subscriber, dated SEPTEMBER 30, 2003, the Company is under no obligation to register the Shares or make an exemption from registration available. The Subscriber agrees to hold the Company, its officers and directors, and its and their respective successors and assigns, harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution of the Shares by the Subscriber in violation of the Securities Act or any state securities laws.

         (g) The Subscriber understands that the certificate(s) representing the Shares will bear restrictive legends substantially in the following form:

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                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER SECURITIES LAWS. THE SHARES MAY NOT BE RE-OFFERED, SOLD, PLEDGED, ASSIGNED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         (h) The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

         (i) The Subscriber is aware that no federal or state agency has made any finding or determination as to the fairness of an investment in the Shares, nor any recommendation or endorsement of any such investment.

         (j) The Subscriber recognizes that it is important under the Securities Act and state securities laws that the Company determine if the Subscriber is an "Accredited Investor," as defined in APPENDIX A attached hereto. Subscriber represents that Subscriber is an Accredited Investor and has checked all categories of Accredited Investor on APPENDIX A that apply.

         The representations, warranties, covenants and agreements contained in this Section 5 shall survive the delivery of, and the payment for, the Shares.

     6. The Company hereby makes the representations and agreements set forth below in this Section 6 in connection with the subscription of the Shares in this Offering:

         (a) All amounts closed on by the Company from the sale of the Shares up to $2.0 million shall be used for general working capital purposes, including but not limited to the payment of the most current Company-wide payroll. The Company will be prohibited from using any other amounts of this $2,000,000 for paying any earned but unpaid salaries from payroll periods prior to the most current payroll period.

         (b) All amounts closed on by the Company from the sale of the Shares in excess of $2.0 million shall be used for general working capital purposes; provided however that the Company shall be permitted to use up to 30% of this total amount raised in excess of $2.0 million to pay any unpaid salary amounts relating to payroll periods prior to the most current payroll period.


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     7. This Agreement and subscription herein shall survive the death or disability of any individual Subscriber and the dissolution or termination of any subscribing entity, and this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any such Subscriber. All pronouns and any variations thereof used herein shall be deemed neuter, singular or plural as the identity of the Subscriber may require.

     8 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of North Carolina, as such laws are applied by North Carolina courts to agreements entered into and to be performed in North Carolina without regard to conflicts of law.

     9. The number of Shares subscribed for by the Subscriber and their registration of ownership are as set forth on page 5 of this Agreement:

     10. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other.

     11. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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PLEASE TYPE OR PRINT


Owner:

Social Security Number or
Federal Employer Identification Number:  ___________________________________

Residence
Address:   ____________________________________________________________________
Mailing Address
(if other than
Residence):  __________________________________________________________________
Telephones:  Res. _____________   Bus. ___________   Fax._________________
Email._______________________________________________________________________

Joint Owner (if any):_________________________________-

Social Security Number or
Federal Employer Identification Number:  ______________________________________

Residence Address:  ___________________________________________________________
Mailing Address
(if other than
Residence):  _________________________________________________________________
Telephones:  Res. ____________________________   Bus. _________________________

SHARES TO BE REGISTERED AS INDICATED BELOW:

[ ] Sole ownership
[ ] Joint tenants with right of survivorship
[ ] Tenants in common

Number of Shares subscribed for:
Total Purchase Price ($1,000 PER SHARE):  $
PAYMENT IN FULL DELIVERED IN AMOUNT OF:  $


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IN WITNESS WHEREOF, the undersigned has executed or cause to be executed under seal this Agreement, as of July 10, 2003.

                                SIGNATURE FORM FOR INDIVIDUALS
                                                                         (SEAL)
                                      Signature________________________________
                                      Name:____________________________________

                                           ______________________________(SEAL)
                                           (Signature of Joint Owner, if any)
                                      Name:____________________________________

                                SIGNATURE FORM FOR CORPORATIONS:

                                      (Name of corporation)

                                       By:_____________________________________
                                          (Signature of Officer

                                       _________________________________________
                                      (Name and Title)

                                SIGNATURE FORM FOR PARTNERSHIPS OR LIMITED
                                LIABILITY COMPANIES:

                                       _________________________________________
                                       (Name of Partnership or LLC)

                                BY ITS GENERAL PARTNERS OR MANAGERS:

                                      Name:____________________________________

                                      Name:____________________________________

                                      Name:____________________________________


                                 SIGNATURE FORM FOR TRUSTS:



                               BY ITS TRUSTEE(S):

                                      Name:____________________________________

                                      Name:____________________________________

                                      Name:____________________________________



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                           ACCEPTANCE OF SUBSCRIPTION

The, foregoing Subscription Agreement is ACCEPTED by the Company, on September __, 2003, for ___ shares of its Series D Preferred Stock.



                                             SUMMUS, INC. (USA)



                                             BY:_______________________________
                                                    BJORN JAWERTH
                                                    CHIEF EXECUTIVE OFFICER



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                                   APPENDIX A





AN ACCREDITED INVESTOR IS DEFINED AS FOLLOWS. PLEASE CHECK ALL DEFINITIONS THAT APPLY.

/ / a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds U.S. $1,000,000;

/ / a natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (i.e., the year in which the purchase is made);

/ / any trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring shares of PreferredStock and/or warrants, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of investing in the Company;

/ /    a director or executive officer of the Company;

/ / an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares of PreferredStock and/or warrants, with total assets in excess of U.S. $5,000,000;

/ / a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the "Securities Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered under the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;



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/ /    a private business development company as defined in the Investment
       Advisers Act of 1940; or

/ /    an entity in which all of the equity owners are Accredited Investors.